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                                                                    EXHIBIT 11.1

                        NEWBRIDGE NETWORKS CORPORATION

                       COMPUTATION OF EARNINGS PER SHARE

             (Accounting principles generally accepted in Canada)
        (Canadian dollars, amounts in thousands except per share data)

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
                                                             for the fiscal quarter ended         for the fiscal year ended
                                                             ----------------------------         -------------------------

                                                         Aug 2,     Nov 1,   Jan 31,    May 2,    May 2,    Apr 30,   Apr 30,
                                                         1998       1998     1999       1999      1999      1998      1997
                                                         ----       ----     ----       ----      ----      ----      ----
Basic earnings (loss) per share

 Net earnings (loss)                                   $ 35,520  $ 53,314  $120,119  $(29,792)  $179,161  $(18,318)  $156,917
                                                       ========  ========  ========  ========   ========  ========   ========

 Common Shares outstanding
   at the beginning of the period                       175,686   176,558   176,877   178,579    175,686   171,859    168,676
 Weighted average number of Common
   Shares issued during the period                          419       208       719     1,526      1,944     2,758      1,834
                                                       --------  --------  --------  --------   --------  --------   --------

 Weighted average number of Common
   Shares outstanding during the period                 176,105   176,766   177,596   180,105    177,630   174,617    170,510
                                                       ========  ========  ========  ========   ========  ========   ========
 Basic earnings (loss) per share                       $   0.20  $   0.30  $   0.68  $  (0.17)  $   1.01  $  (0.10)  $   0.92
                                                       ========  ========  ========  ========   ========  ========   ========
Fully diluted earnings (loss) per share

 Earnings (loss) before imputed earnings               $ 35,520  $ 53,314  $120,119  $(29,792)  $179,161  $(18,318)  $156,917
 After tax imputed earnings from the
   investment of funds received
   through dilution                                       6,817        --     7,353        --         --        --     11,589
                                                       --------  --------  --------  --------   --------  --------   --------
 Adjusted net earnings (loss)                          $ 42,337  $ 53,314  $127,472  $(29,792)  $179,161  $(18,318)  $168,506
                                                       ========  ========  ========  ========   ========  ========   ========

 Weighted average number of
   Common Shares outstanding
   during  the period                                   176,105   176,766   177,596   180,105    177,630   174,617    170,510

 Weighted average common share
   equivalents based on conversion of
   outstanding stock options                             20,645        --    22,355        --         --        --     14,085
                                                       --------  --------  --------  --------   --------  --------   --------
 Weighted average number of Common
   Shares and equivalents outstanding
   during the period                                    196,750   176,766   199,951   180,105    177,630   174,617    184,595
                                                       ========  ========  ========  ========   ========  ========   ========

 Fully diluted earnings (loss) per share               $   0.20  $   0.30  $   0.64  $  (0.17)  $   1.01  $  (0.10)  $   0.91
                                                       ========  ========  ========  ========   ========  ========   ========

Earnings (loss) per share expressed in U.S. dollars

 Daily average exchange rate of a Canadian
   dollar for U.S. dollars as reported by
   the Federal Reserve Bank of New York                $ 0.6817  $ 0.6520  $ 0.6515  $ 0.6660   $ 0.6629  $ 0.7116   $ 0.7344

 Basic earnings (loss) per share, in
  U.S. dollars                                         $   0.14  $   0.20  $   0.44  $  (0.11)  $   0.67  $  (0.07)  $   0.68

 Fully diluted earnings (loss) per
   share, in U.S. dollars                              $   0.14  $   0.20  $   0.42  $  (0.11)  $   0.67  $  (0.07)  $   0.67
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